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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): MARCH 18, 2005


                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)


             NEVADA                     000-33389              65-1071956
             ------                     ---------              ----------
(State or other jurisdiction of        (Commission           (IRS Employer
         incorporation)                File Number)        Identification No.)

                 6015 31ST STREET EAST, BRADENTON, FLORIDA 34203
                 -----------------------------------------------
                    (Address of principal executive offices)


        Registrant's Telephone Number, Including Area Code: 941-753-2875


ITEM 8 OTHER EVENTS.


(a) Agreement with Western Union
    ----------------------------

Morgan Beaumont, Inc. (the "Company") entered into that certain Swift Pay Service Agreement with Western Union to allow the Company's cardholders to load funds on to their Morgan Beaumont cards at all of Western Unions' approximately 45,000 locations within the United States. The Company believes the integration of its programs with Western Union infrastructure will take between 30 to 60 days and will commence immediately. The Company expects the integration and technical costs to be nominal and does not consider the integration with Western Union to adversely impact the Company's technical or operational capacity. Western Union will charge the Company's customers a fee for loading their cards and will pay a commission on those fees to the Company. The Company has guaranteed to Western Union a minimum monthly volume of 500 transactions in the first year and 1500 transactions per month thereafter. The Company will pay to Western Union $4.95 for each transaction less than the monthly minimum. A copy of this agreement is attached hereto as Exhibit 8.1.1.

ITEM 9 EXHIBITS.

Exhibits include herein are set forth in the Exhibit Index.

SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MORGAN BEAUMONT, INC.


/s/ Clifford Wildes
---------------------------
By: Clifford Wildes
CEO, Treasurer and Director

Dated: June 24, 2005


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ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.


      EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT

          8.1.1.             Swift Pay Service Agreement with Western Union


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